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                                                               EXHIBIT 23(h)(ii)

                    EXHIBIT 1 (AMENDED AS OF MARCH 14, 2003)
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

  Lord Abbett Affiliated Fund, Inc.
  Lord Abbett Blend Trust
        Lord Abbett Small-Cap Blend Fund
  Lord Abbett Bond-Debenture Fund, Inc.
  Lord Abbett Developing Growth Fund, Inc.
  Lord Abbett Global Fund, Inc.
        Equity Series
        Income Series
  Lord Abbett Investment Trust
        Balanced Series
        Core Fixed Income Fund
        Lord Abbett High Yield Fund
        Limited Duration U.S. Government Securities Series
        Lord Abbett Total Return Fund
        U.S. Government Securities Series
  Lord Abbett Large-Cap Growth Fund
  Lord Abbett Mid-Cap Value Fund, Inc.
  Lord Abbett Research Fund, Inc.
        Lord Abbett America's Value Fund
        Lord Abbett Growth Opportunities Fund
        Large-Cap Series
        Small-Cap Value Series
  Lord Abbett Securities Trust
        Alpha Series
        Lord Abbett All Value Fund
        International Series
        Lord Abbett Micro-Cap Growth Fund
        Lord Abbett Micro-Cap Value Fund
  Lord Abbett Series Fund, Inc.
        All Value Portfolio
        America's Value Portfolio
        Bond-Debenture Portfolio
        Growth and Income Portfolio
        Growth Opportunities Portfolio
        International Portfolio
        Mid-Cap Value Portfolio
  Lord Abbett Tax-Free Income Fund, Inc.
  Lord Abbett Tax-Free Income Trust
Lord Abbett U.S. Government Securities Money Market Fund, Inc.